Exhibit 10.7

EXTENSION OF TERMS OF LOAN AGREEMENT

THIS EXTENSION OF TERMS OF LOAN AGREEMENT (“Extension”) is entered into and executed in duplicate effective this 5th day of March, 2016 (the “Renewal Date”), by and between The Royal Country Club and Recreation Holdings, Inc., a Nevada corporation (the “Lender”); Yao-Teh International Development Co., Ltd., a Taiwanese corporation (the “Borrower”); and  Fun-Ming Lo (the “Guarantor”).

RECITALS

A.	On or about March 6, 2015, Lender and Borrower entered into a written Loan Agreement pursuant to which Lender agreed to make available and lend to Borrower funds in an amount not to exceed $2,000,000, to be used to engage the services of a design firm to design a master plan relating to the development of a hotel to build upon that certain real property located at No. 20, First Neighborhood, Mingee Village, Touwu Township, Miaoli County, 36243, Taiwan (R.O.C.) (the “Loan Agreement”).
B.	On or about March 6, 2015, the Guarantor entered into and delivered to the Lender a written Continuing Personal Guaranty, pursuant to the provisions of which he guarantied the payment of any and all indebtedness incurred by the Borrower pursuant to the Loan Agreement (the “Guaranty”).
C.	Applicable provisions of the Loan Agreement specify that any and all indebtedness due and payable pursuant to the Loan Agreement (the “Indebtedness”) shall be paid on March 5, 2016.
D.	The Borrower and Lender, and each of them, desire to extend to March 5, 2017, the due date for payment of the Indebtedness, on the terms and subject to the conditions of this Extension.
E.	The Lender and the Guarantor, and each of them, in connection with the extension of the due date for payment of that Indebtedness, that the Guarantor ratify, restate and agree to all of his obligations created by the Guaranty.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERRTAKINGS HEREIN SPECIFIED AND THOSE SPECIFIED IN THE LOAN AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1.	Incorporation of Recitals.	The recitals of this Extension, which are specified above, are made a part of this Extension proper as though specified specifically and completely at length in this Extension proper.
2.	Extension of Loan Term.	The Indebtedness shall be paid by Borrower to Lender, in lawful money and legal tender of the United States of America, on March 5, 2017.
3.	Ratification of Terms of Loan Agreement.	Except as specified in this Extension, the terms, conditions and provisions of the Loan Agreement are hereby ratified, restated, and confirmed as the binding respective obligations of Lender and Borrower.
4.	Continuing Guaranty by Guarantor. By his signature below, Guarantor hereby ratifies, restates, confirms and agrees to all of his obligations created by the Guaranty.
5.	Consent to Extension. By executing this Extension, each party to this Extension represents that such party has read or caused to be read this Extension in all particulars and consents to the rights, conditions, duties, and responsibility and posed upon such party as provided in this Extension. Each such party represents, warrants and covenants that such party executes and delivers this Extension of such party’s free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each such party represents, warrants and covenants that such party executes this Extension acting on such party’s independent judgment.
6.	Execution in Counterparts. This Extension may be prepared in multiple copies and forwarded to each of the parties for execution. The signatures of the parties may be affixed to one copy or separate copies of this Extension, and when all such copies are received and signed by all of the parties, those copies shall constitute one agreement, which is not otherwise separable or divisible.

IN WITNESS HEREOF, the parties have executed this Extension in counterparts, each of which shall have the force and effect of an original, effective as of the date specified in the preamble of this Extension.

The Royal Country Club and Recreation Holdings, Inc.,
a Nevada corporation

By: _______________________                                                                           _________________________
Its: President Fun-Ming Lo, as the “Guarantor”

Yao-Teh International Development Company Co., Ltd.,
a Taiwanese corporation

By: _______________________
Its: President